Exhibit 99.1

FOR IMMEDIATE RELEASE:
March 28, 2018
X-energy Contracts with Centrus to Support
Advanced Nuclear Fuel Fabrication Facility Work
BETHESDA, Md. – Centrus Energy Corp. (NYSE American: LEU), an experienced nuclear fuel technology company, has signed a services contract with X Energy, LLC (X-energy) to support the design of a facility to produce advanced nuclear fuel. The contract builds upon a memorandum of understanding the companies signed in September 2017 to collaborate toward production of fuel for advanced nuclear reactors.
Under the agreement, Centrus will provide X-energy, a pioneering reactor technology and fuel company, with technical expertise and resources to support conceptual design of a facility to produce X-energy’s uranium oxycarbide (UCO) tristructural isotropic (TRISO) fuel forms. This effort includes nuclear criticality safety analysis, manufacturing equipment layout and infrastructure design, and conceptual development of fuel form transport packages. Centrus will also provide facility space to X-energy at Centrus’ Technology and Manufacturing Center in Oak Ridge, Tenn. TRISO fuel forms can meet the requirements for the X-energy Xe-100 high temperature gas cooled reactor, as well as for other advanced nuclear reactor technologies being developed around the world.
The services contract supports the companies’ previously announced joint effort to prepare a deployment plan for X-energy’s TRISO fuel technology; design a cost-effective, highly automated fuel manufacturing process line; and seek funding for a future commercial fuel production facility. With a view towards the potential formation of a joint entity to perform these activities, on March 26, 2018, the companies also entered into an additional Memorandum of Understanding, which defines each party’s relative contributions to be considered in the formation of such an entity.
“Establishment of a U.S. domestic capability to produce qualified, high assay low enriched uranium-based fuel forms has become urgent,” states Harlan Bowers, X-energy President. “Advanced reactor companies must have a reliable fuel source within the next six years to enable first-of-a-kind deployment by the mid-to late-2020s. Through partnership with Centrus, we intend to have our TRISO-X Fuel Fabrication Facility constructed and producing fuel before 2025.”
“Our work with X-energy will build the foundation for deploying an American fuel source for advanced reactors,” said Daniel Poneman, president and CEO of Centrus. “By performing their fuel work in our Oak Ridge Technology and Manufacturing Center, X-energy will be able to leverage our specialized workforce, equipment, and facilities to enhance their competitive advantage in the rapidly evolving advanced reactor market.”
About X-energy
X-energy is an advanced nuclear reactor design and TRISO-based fuel fabrication company. X-energy is developing an innovative nuclear power plant design solution. The Xe-100 is a 200MWt (76MWe) high temperature gas-cooled pebble bed modular reactor that requires less time to construct, uses factory-produced components, cannot melt down, and is "walk-away" safe without operator intervention. In concert with Xe-100 design, X-energy is actively producing TRISO-based fuel forms and will implement pilot scale manufacturing capacities starting in 2018. Reactor and fuel activities are supported by $34M in private investment and a five-year $53M U.S. Department of Energy Advanced Reactor Concept Cooperative Agreement award. Twitter: @xenergynuclear; Facebook: facebook.com/xenergynuclear, www.x-energy.com
About Centrus Energy
Centrus Energy is a trusted supplier of nuclear fuel and services for the nuclear power industry. Centrus provides value to its utility customers through the reliability and diversity of its supply sources - helping them meet the growing need for clean, affordable, carbon-free electricity. Since 1998, the Company has provided its utility customers with more than 1,750 reactor years of fuel, which is equivalent to 7 billion tons of coal. With world-class technical and engineering capabilities, Centrus is also advancing the next generation of centrifuge technologies so that America can restore its domestic uranium enrichment capability in the future. Find out more at www.centrusenergy.com.
Contacts:
X-energy: Melanie White Lyons, (301) 363-2839, mlyons@x-energy.com
Centrus: Jeremy Derryberry, (301) 564-3392, derryj@centrusenergy.com
Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 - that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include risks: the continued impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects; the impact and potential extended duration of the current supply/demand imbalance in the market for low-enriched uranium; pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; risks associated with our reliance on third-party suppliers to provide essential services to us; risks related to actions that may be taken by the U.S. government, the Russian government or other governments that could affect our ability or the ability of our sources of supply to perform under their contract obligations to us, including the imposition of sanctions, restrictions or other requirements; the impact of government regulation including by the U.S. Department of Energy and the U.S. Nuclear Regulatory Commission; potential strategic transactions, which could be difficult to implement, disrupt our business or change our business profile significantly; the competitive environment for our products and services; changes in the nuclear energy industry; the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities; revenue and operating results can fluctuate significantly from quarter to quarter, and in some cases, year to year; and other risks and uncertainties discussed in this and our other filings with the Securities and Exchange Commission , including our Annual Report on Form 10-K for the year ended December 31, 2017. We do not undertake to update our forward-looking statements except as required by law.